UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2009

BOLT TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Connecticut	001-12075	06-0773922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Duke Place, Norwalk, Connecticut	06854
(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code	(203) 853-0700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information

Item 2.02.         Results of Operations and Financial Condition.

On August 26, 2009, Bolt Technology Corporation (the “Company”) issued a press release announcing the Company’s results of operations for the fourth quarter and the fiscal year ended June 30, 2009.  A copy of this press release is furnished with this report as Exhibit 99.1 and shall be deemed provided under this Item 2.02 of Form 8-K.

The information in this Item 2.02, including the exhibit attached hereto, is being furnished solely pursuant to Item 2.02 of this Form 8-K.  Consequently, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Section 5—Corporate Governance and Management

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Discretionary Cash Bonus Awards and Awards of Restricted Stock and Stock Options

On August 26, 2009, the Executive Compensation and Stock Option Committees of the Board of Directors of the Company recommended, and the independent members of the Board of Directors approved, discretionary cash bonus awards and awards of restricted stock and stock options under the Bolt Technology Corporation Amended and Restated 2006 Stock Option and Restricted Stock Plan (the “Plan”) in respect of the fiscal year ended June 30, 2009, to the named executive officers identified in the Company’s proxy statement dated October 24, 2008 (the “Named Executive Officers”).  The discretionary cash bonus awards, restricted stock grants and stock option awards to the Named Executive Officers were as follows:  Mr. Raymond M. Soto, Chief Executive Officer and President, was awarded a discretionary cash bonus of $210,000, 20,000 shares of restricted stock and options to purchase 20,000 shares of the Company’s common stock; Mr. Joseph Espeso, Senior Vice President – Finance and Chief Financial Officer, and Mr. Joseph Mayerick, Jr., Senior Vice President – Marketing, were each awarded a discretionary cash bonus of $77,000, 6,000 shares of restricted stock and options to purchase 7,500 shares of the Company’s common stock; and Mr. William C. Andrews, Vice President—Administration and Compliance, was awarded a discretionary cash bonus of $65,000, 5,000 shares of restricted stock and options to purchase 7,500 shares of the Company’s common stock.  The shares of restricted stock are subject to a risk of forfeiture that is scheduled to lapse, subject to the provisions of the Plan and the applicable award agreement, in five equal annual installments commencing on August 26, 2010, and ending on August 26, 2014; if Mr. Soto retires before the end of such five-year period, the risk of forfeiture with respect to any such restricted stock held by Mr. Soto will lapse on the date of his retirement.  Each option has a term of five years from the date of grant and is exercisable, subject to the provisions of the Plan and the applicable stock option agreement, with respect to 25% of the shares covered under the option in each of the second through fifth years of its term.

Section 9—Financial Statements and Exhibits

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits. The following exhibit is furnished pursuant to Item 2.02.

Exhibit No.	Description

99.1	Press Release issued August 26, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLT TECHNOLOGY CORPORATION

By:	/s/ Raymond M. Soto
Raymond M. Soto
(Chairman of the Board, President and Chief Executive Officer)

Dated:  August 31, 2009

Exhibit Index

Exhibit No.	Description

99.1	Press release issued August 26, 2009.